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        Notice of Trustee to Certificateholders, dated November 16, 2004

November 16, 2004

Re:   ALPS 96-1 PASS THROUGH TRUST,

To:   The Holders of Aircraft Lease Portfolio Securitization 92-1 Limited and ALPS 96-1
      Pass Through Trust:

      CLASS A NOTES, Cusip Number 02109PAA8;U02029AA1;02109PAE0;
      CLASS B NOTES, Cusip Number 02109PAF7; U02029AB9;
      CLASS C NOTES, Cusip Number 02109PAG5;
      CLASS D NOTES, Cusip Number 02109PAH3;
      CLASS E-1 NOTES, Cusip Number AL9601108;
      CLASS E-2 NOTES, Cusip Number AL9601109;

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We are writing to inform you that there was a $341,500 overstatement of Collections in the
"Statement to Certificateholders" for the May 17th, 2004 Payment Date. This resulted in (a)
a like principal overpayment on the Class A Notes on the May 17th, 2004 Payment Date , and,
after correcting this principal payment and recalculating the distributions on the May
17th, 2004 through October 15th, 2004 Payment Dates (the "Restatement Period"), (b) smaller interest underpayments and principal overpayments on the Class A Notes on subsequent
Payment Dates in the Restatement Period.

Attached please find restated "Statements to Certificateholders" for all Payment Dates in
the Restatement Period and summary schedules showing the detail by Payment Date for the
Class A Notes of the original and revised debt service and the difference between the two.
The net overpayments will be claimed from the Holders of record and the net underpayments will be paid to the Holders of record and effected through the DTC clearing system. The
"Statement to Certificateholders" for the November 15, 2004 Payment Date reflects these adjustments.

Deutsche Bank Trust Company Americas, as Trustee, apologizes for any inconvenience this may have caused you.  Please contact Michele Voon at telephone (212) 250-8454 or Brendan Meyer at telephone (212) 250-2921 with any questions.

                        Deutsche Bank Trust Company Americas
                        (formerly Bankers Trust Company),
                        As Trustee

Attachments

* Deutsche Bank Trust Company Americas is not responsible for the selection or use of and makes no representation as to the correctness of the CUSIP numbers listed above. The above
CUSIP numbers have been included solely for holder convenience.